Exhibit 10.1

Execution Version

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

3,000,000 Shares of Common Stock

Purchase Agreement (this “Agreement”)

July 25, 2011

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), which is externally managed and advised by ACREFI Management, LLC, a limited liability company organized and existing under the laws of Delaware (the “Manager”), proposes to issue and sell to you (the “Initial Purchaser”), an aggregate of 3,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”; and such shares, the “Shares”).

The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the Initial Purchaser concerning the purchase and sale of the Shares, as follows:

1. Purchase and Resale of the Shares. The Shares will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated July 22, 2011 (the “Preliminary Offering Memorandum”) setting forth information regarding the Company and the Shares. The Preliminary Offering Memorandum, together with any documents it specifically incorporates by reference (the “Incorporated Documents”) and as supplemented and amended as of the Applicable Time (as defined below), together with the information listed on Annex C hereto are collectively referred to as the “Pricing Disclosure Package”. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package in connection with the offering and resale of the Shares by the Initial Purchaser. “Applicable Time” means 4:45 p.m. (New York City time) on July 25, 2011.

You acknowledge that the Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States to, or for the account of benefit of, “U.S. Persons”, except pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. You have advised the Company that you will offer and resell (the “Exempt Resales”) the Shares purchased by you hereunder in private sales exempt from registration under the Securities Act on the terms set forth in the Pricing Disclosure Package, as amended or supplemented, to institutional “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) pursuant to a valid exemption from the registration requirements under the Securities Act. Those investors are referred to herein as “Eligible Purchasers”.

2. Purchase of the Shares by the Initial Purchaser.

(a) Shares . The Company agrees to issue and sell the Shares to the Initial Purchaser as provided in this Agreement, and the Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, to purchase from the Company the number of Shares set forth in Schedule 1 hereto, at a price per share set forth in paragraph 2 of Schedule 3 hereto.

(b) No Public Offering. The parties hereto intend that the distribution of the Shares will be by a private resale of the Shares to Eligible Purchasers pursuant to a valid exemption from the registration requirements of the Securities Act. The Company acknowledges and agrees that the Initial Purchaser may offer and sell Shares to or through any affiliate of an Initial Purchaser.

(c) Closing. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchaser at the offices of Clifford Chance US LLP at 10:00 A.M., New York City time, on July 29, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Initial Purchaser and the Company may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Initial Purchaser of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company.

For purposes of this Section 2 and Schedule 3 hereto:

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

(d) The Company acknowledges and agrees that the Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Initial Purchaser is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser and shall not be on behalf of the Company.

(e) Legend. Each certificate, if any, representing the Shares shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise transferred or distributed except (i) pursuant to an effective registration statement under the Securities Act for the sale of the securities represented by this certificate or (ii) pursuant to an opinion of counsel, satisfactory to the issuer of this security, that such registration is not required in connection with the proposed sale, offer for sale, or other transfer or distribution.”

3. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchaser that:

(a) No General Solicitation. No form of general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, any of its affiliates or any of their respective agents or representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Shares.

(b) No Integration. Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(c) No registration. Assuming the accuracy of the representations and warranties of the Initial Purchaser set forth in Section 7(a) of this Agreement and the representations and warranties of each of the Eligible Purchasers in the Preliminary Offering Memorandum, no registration of the Shares under the Securities Act is required for the purchase of the Shares by the Initial Purchaser or the initial resale of the Shares by the Initial Purchaser to Eligible Purchasers, in each case, in the manner contemplated by the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(d) Offering Documents. The Preliminary Offering Memorandum and the Pricing Disclosure Package have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Pricing Disclosure Package, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(e) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 9(b) hereof.

(f) Graphic Communication. Other than the Preliminary Offering Memorandum, the Pricing Disclosure Package, the confidential road show slides shown to prospective investors and any other written communications approved in writing in advance by the Initial Purchaser, the Company has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize approve or refer to any “graphic communications” (as defined in Rule 405 under the Securities Act) that constitutes and offer to sell or solicitation of an offer to buy the Shares.

(g) Intentionally Omitted.

(h) Incorporated Documents. The documents incorporated by reference in the Preliminary Offering Memorandum and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Preliminary Offering Memorandum and the Pricing Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Incorporated Documents present fairly the information required to be stated therein; and the other financial information of the Company included in the Preliminary Offering Memorandum and the Pricing Disclosure Package has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.

(j) No Material Adverse Change. Except as disclosed in the Preliminary Offering Memorandum and the Pricing Disclosure Package, since the date of the most recent financial statements of the Company included in the Preliminary Offering Memorandum and the Pricing Disclosure Package, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants or vesting of restricted stock units described as outstanding in, and the grant of options and awards under existing equity incentive plans described in the Preliminary Offering Memorandum and the Pricing Disclosure Package), short-term debt or long-term debt of the Company or any of its subsidiaries (other than under the revolving credit facilities and repurchase facilities described in the Preliminary Offering Memorandum and the Pricing Disclosure Package or immaterial short-term indebtedness incurred in the ordinary course of business), or, except for regular quarterly dividends on the shares of Common Stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, except in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or, subject to Section 3(qq), incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except any liability or obligation in the ordinary course of business.

(k) Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is now engaged and in which it proposes to be engaged as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(l) Capitalization. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Preliminary Offering Memorandum and the Pricing Disclosure Package and other than the issuance of shares of Common Stock upon exercise of stock options and warrants or vesting of restricted stock units under existing equity incentive plans described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, there are no outstanding rights (including, without limitation, pre-emptive rights), restricted stock units, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Pricing Disclosure Package; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m) Equity Incentive Awards. With respect to the stock options, restricted stock awards, restricted stock units and/or other equity incentive awards (the “Equity Incentive Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, including without limitation the Company’s 2009 Equity Incentive Plan (the “Company Stock Plans”), (i) each Equity Incentive Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Equity Incentive

Award was duly authorized no later than the date on which the grant of such Equity Incentive Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Incentive Awards prior to, or otherwise coordinating the grant of Equity Incentive Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(n) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and that certain registration rights agreement, to be dated as of the Closing Date, between the Company and the Initial Purchaser with respect to the registration of the Shares with the Commission under the Securities Act (the “Registration Rights Agreement”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(o) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited (A) by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability or (B) with respect to any indemnification or contribution obligation rights of the Holders under such agreement.

(q) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Preliminary Offering Memorandum and the Pricing Disclosure Package; and the issuance of the Shares is not subject to any preemptive or similar rights. The form of certificates used to represent the Shares, where the Shares are represented by certificates, complies in all material respects with all applicable statutory requirements and any requirements of the Exchange and with any applicable requirements of the charter, by-laws and other organizational documents of the Company. The Shares have been registered pursuant to Section 12(b) of the Exchange Act. The issuance and resale of the Shares as contemplated hereunder do not require shareholder approval pursuant to the rules and regulations of the Exchange applicable to companies listed on the Exchange. The Company has applied to list the Shares on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or de-listing the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(r) Other Material Agreements. Each of the Management Agreement, dated September 23, 2009, between the Company and the Manager which, among other things, provides for the management of the Company by the Manager (the “Management Agreement”) and that certain license agreement, dated September 23, 2009, between the Company and Apollo Global Management, LLC (“Apollo”) pursuant to which, among other things, Apollo granted to the Company a non-exclusive, royalty-free license to use the name “Apollo” (the “License Agreement”) remains in full force and effect.

(s) Descriptions of Documents. The Purchase Agreement conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(t) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(u) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(v) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, except for (i) such as has been obtained or made and (ii) registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Initial Purchaser.

(w) Legal Proceedings. Except as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Company Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to a registration statement for an offering of securities registered under the Securities Act or described in the Preliminary Offering Memorandum or the Pricing Disclosure Package that are not so filed as an Incorporated Document or described in the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(x) Accuracy of Disclosure. The descriptions in the Preliminary Offering Memorandum and the Pricing Disclosure Package of statutes, legal, governmental and regulatory proceedings and organizational documents, contracts, benefit plans, and other documents are accurate in all material respects; the statements in the Preliminary Offering Memorandum and Offering Memorandum under the headings “Summary —Ownership and Transfer Restrictions,” “Description of Certain provisions of the Maryland Law and our charter and bylaws,” “U.S. federal income tax considerations,” and “Plan of Distribution,” to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(y) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(z) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are described in the Preliminary Offering Memorandum and the Pricing Disclosure Package or may arise or exist directly as a result of borrowings under any applicable repurchase agreements or the Term Asset-Backed Securities Loan Facility program which are described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(aa) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted (as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package), and to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Company Material Adverse Effect.

(bb) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement for a securities offering registered under the Securities Act and that is not so described in the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(cc) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd) Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be filed through the date hereof; and except as otherwise disclosed in the Preliminary Offering Memorandum and the Pricing Disclosure Package, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(ee) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and its method of operation enables it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(ff) Description of Organization and Method of Operations. The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Preliminary Offering Memorandum and the Pricing Disclosure Package is accurate and presents fairly the matters referred to therein; the Company’s operating policies and investment guidelines described in the Preliminary Offering Memorandum and the Pricing Disclosure Package accurately reflect in all material respects the operation of the Company’s business, and no material deviation from such guidelines or policies is currently contemplated.

(gg) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, “Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties and the conduct of their respective businesses as now conducted as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, have a Company Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(hh) No Labor Disputes. The Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company, its subsidiaries or the Manager, except as would not have a Company Material Adverse Effect.

(ii) Employee Matters. Neither the Company nor, to the best of the Company’s knowledge, any employer of any officers, investment professionals or other key persons of the Company or the Manager named in the Preliminary Offering Memorandum and the Pricing Disclosure Package (each, a “Company-Focused Professional”) has been notified that any such Company-Focused Professional plans to terminate his or her employment or association with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company-Focused Professional is subject to any non-competition, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Manager as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package. The Company does not have any employees. No subsidiary of the Company has any employees.

(jj) ERISA. Prior to the Closing Date, the Company will not have an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974.

(kk) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ll) Accounting Controls. The Company and its subsidiaries are in compliance with the applicable provisions of the Sarbanes Oxley Act of 2002 and maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As disclosed in the Preliminary Offering Memorandum and the Pricing Disclosure Package, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(mm) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts as are prudent and customary for the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for or has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary for it to continue business.

(nn) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) No Restrictions on Subsidiaries. Except as disclosed in the Preliminary Offering Memorandum and the Pricing Disclosure Package or directly as a result of borrowings under any applicable repurchase agreements or the Term Asset-Backed Securities Loan Facility program which are described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(rr) Indebtedness. Neither the Company nor any of its direct or indirect subsidiaries has any indebtedness as of the date hereof other (A) than as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, (B) increases in the principal amount outstanding under revolving credit facilities and repurchase facilities which are described in the Preliminary Offering Memorandum and the Pricing Disclosure Package and (C) immaterial short-term indebtedness incurred in the ordinary course of business.

(ss) No Dissolution Proceedings. Neither the Company nor any subsidiary of the Company has commenced any legal proceedings, nor have any legal proceedings been threatened, to the knowledge of the Company, against the Company or any subsidiary of the Company for the winding up, liquidation or dissolution of the Company or any subsidiary of the Company.

(tt) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu) Intentionally Omitted.

(vv) No Stabilization. Neither the Company nor its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ww) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Pricing Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum, Pricing Disclosure Package and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(yy) Apollo-Related Data. Any financial or other data regarding Apollo and its direct and indirect subsidiaries, including, but not limited to, the Manager, included in the Preliminary Offering Memorandum and the Pricing Disclosure Package, is derived from Apollo’s accounting or other applicable records and is accurate in all material respects.

4. Representations and Warranties of the Manager. The Manager represents and warrants to the Initial Purchaser that:

(a) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Manager, any of its affiliates or any of their respective agents or representatives (other than you, as to whom the Manager makes no representation) in connection with the offer and sale of the Shares.

(b) No Integration. Neither the Manager nor any other person acting on behalf of the Manager has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(c) No registration. Assuming the accuracy of the representations and warranties of the Initial Purchaser set forth in Section 7(a) of this Agreement and the accuracy of the representations and warranties of each of the Eligible Purchasers in the Offering Memorandum, no registration of the Shares under the Securities Act is required for the purchase of the Shares by the Initial Purchaser or the initial resale of the Shares by the Initial Purchaser to Eligible Purchasers, in each case, in the manner contemplated by the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(d) Manager-Related Disclosure. Any financial or other data regarding the Manager and its direct and indirect subsidiaries, included in the Preliminary Offering Memorandum and the Pricing Disclosure Package, is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

(e) Organization and Good Standing. The Manager is an indirect subsidiary of Apollo and does not have any subsidiaries. The Manager has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged and in which it proposes to be engaged as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Manager and its subsidiaries taken as a whole (a “Manager Material Adverse Effect”).

(f) Manager Ownership Interests. The ownership interests of the Manager are owned indirectly by Apollo, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(g) Due Authorization. The Manager has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(h) The Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(i) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(j) No Violation or Default. Neither the Manager nor any of its subsidiaries is (i) in violation of its certificate of formation or limited liability company agreement or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the property or assets of the Manager or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Manager Material Adverse Effect.

(k) No Conflicts. The execution, delivery and performance by the Manager of this Agreement and the performance by the Manager of the Management Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the property or assets of the Manager or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of formation or limited liability company agreement or similar organizational documents of the Manager or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Manager Material Adverse Effect.

(l) No Consents Required. Except as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Manager of this Agreement or the performance by the Manager of the Management Agreement or the consummation of the transactions contemplated by this Agreement or the Management Agreement.

(m) No Material Adverse Change. Except as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, since its formation, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Manager or that could prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(n) Legal Proceedings. Except as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Manager is or may be a party or to which any property of the Manager may be the subject that, individually or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, could reasonably be expected to have a Manager Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Manager, threatened or contemplated by any governmental or regulatory authority or threatened by others.

(o) Employee Matters. The Manager has not been notified that any of the Manager’s officers, investment committee members, investment professionals or other key persons named in the Preliminary Offering Memorandum and the Pricing Disclosure Package plans to terminate his or her employment or association with the Manager. Neither the Manager nor any of the Manager’s officers, investment committee members or other key persons named in the Preliminary Offering Memorandum or the Pricing Disclosure Package is subject to any non-competition, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Manager as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(p) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(q) No Stabilization. Neither the Manager nor any of its affiliates has taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares.

5. Further Agreements of the Company. The Company covenants and agrees with the Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchaser during the Offering Memorandum Delivery Period (as defined below), as many copies of the Preliminary Offering Memorandum (including all amendments and supplements thereto, all documents incorporated by reference therein) as the Initial Purchaser may reasonably request. As used herein, the term “Offering Memorandum Delivery Period” means such period of time after the first date of the offering of the Shares as in the opinion of counsel for the Initial Purchaser an offering memorandum relating to the Shares should be delivered in connection with resales of the Shares by the Initial Purchaser.

(b) Amendments or Supplements. Before using any amendment or supplement to the Preliminary Offering Memorandum, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of the proposed amendment or supplement for review and will not use any such proposed amendment or supplement to which the Initial Purchaser reasonably object.

(c) Notice to the Initial Purchaser. The Company will advise the Initial Purchaser promptly, and confirm such advice in writing, (i) of any action by the Commission, the Exchange that prevents or suspends the use of the Preliminary Offering Memorandum or the Pricing Disclosure Package or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (ii) of the occurrence of any event within the Offering Memorandum Delivery Period as a result of which the Preliminary Offering Memorandum or the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Preliminary Offering Memorandum or the Pricing Disclosure Package is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Preliminary Offering Memorandum or the Pricing Disclosure Package or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d) Ongoing Compliance. (1) If during the Offering Memorandum Delivery Period (i) any event shall occur or condition shall exist as a result of which the Preliminary Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Preliminary Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Preliminary Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Initial Purchaser and to such dealers as the Initial Purchaser may designate such amendments or supplements to the Preliminary Offering Memorandum as may be necessary so that the statements in the Preliminary Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Preliminary Offering Memorandum is delivered to a purchaser, be misleading or so that the Preliminary Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Initial Purchaser and to such dealers as the Initial Purchaser may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(e) Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request and will continue such qualifications in effect so long as required for resale of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f) Clear Market. For a period of 90 days after the date of the Offering Memorandum, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Initial Purchaser, other than: (A) the offer and sale of the Shares as contemplated hereunder and the registration of the Shares pursuant to the Registration Rights Agreement, (B) any shares of Common Stock issued upon the exercise of options granted under the Company Stock Plans and/or any shares of Common Stock issued upon final vesting of restricted stock units granted under the Company Stock Plans, (C) any shares of Common Stock or restricted stock units issued under the Company Stock Plans, as described in the Disclosure Package and the Offering Memorandum, to the Company’s officers and independent directors, the Manager and personnel of the Manager, (D) issuance or other transfers of shares of Common Stock by the Company to the Manager (in whose hands such shares of Common Stock will be locked-up pursuant to Section 6(b) below) in connection with the payment of any tax withholding obligations incurred by the Company’s officers and personnel of the Manager in relation to the vesting of restricted shares of Common Stock issued pursuant to the Company Stock Plans, (E) the filing of a registration statement in respect of a dividend reinvestment plan of the Company and any shares of Common Stock issued pursuant thereto (F) the filing of one or more pre-effective amendment to the Company’s registration statement of Form S-3 (File No. 333-174108) and (G) transfers of Common Stock required by Section 7.2.1 of the charter of the Company. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Preliminary Offering Memorandum and the Pricing Disclosure Package under the heading “Use of proceeds”.

(h) No Stabilization. The Company will not take, and will cause its subsidiaries and affiliates not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(i) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(j) Reports. During the period from two years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Initial Purchaser, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Initial Purchaser to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(k) Intentionally Omitted.

(l) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2011, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to be so qualified.

(m) Intentionally Omitted.

(n) No General Solicitation. The Company will not offer or sell the Shares or otherwise engage in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act in connection with the offering of the Shares.

(o) No Integration. The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Initial Purchaser or the Eligible Purchasers. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Shares or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Shares has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Shares in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

6. Further Agreements of the Manager. The Manager covenants and agrees with the Initial Purchaser that:

(a) No Stabilization. The Manager will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b) Manager Lock-Up. The Manager will not, during the period ending 90 days after the date of the Offering Memorandum, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock, or such other securities, which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Initial Purchaser, in each case other than (A) transfers of shares of Common Stock to members of the Manager; provided that in the case of any such transfer, each transferee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph and provided, further, that in the case of any such transfer, no filing by any party (transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above) or (B) shares of Common Stock or restricted stock units issued to the Manager under the Company Stock Plans, as described in the Disclosure Package and the Offering Memorandum, which are transferred to personnel of the Manager. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 6(b) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(c) No General Solicitation. The Manager will not offer the Shares or otherwise engage in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act in connection with the offering of the Shares.

(d) No Integration. The Manager agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Initial Purchaser or the Eligible Purchasers.

7. Certain Agreements of the Initial Purchaser. The Initial Purchaser hereby represents and agrees that:

(a) on the basis of the representations, warranties and agreements of the Company and the Manager set forth in this Agreement and the representations and warranties of each of the Eligible Purchasers in the Offering Memorandum, the Initial Purchaser: (i) is an “accredited investor” as defined in Rule 501 of Regulation D with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Shares; (ii) is purchasing the Shares pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Shares only from, and will offer to sell the Shares only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Shares, nor has it offered or sold the Shares by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Placement (and will promptly notify the Company if any such proceeding against it is initiated during the Offering Memorandum Delivery Period).

8. Conditions of Initial Purchaser’ Obligations. The obligation of the Initial Purchaser to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and the Manager of their covenants and other obligations hereunder and to the following additional conditions:

(a) Intentionally Omitted.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Manager contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the respective statements of the Company and the Manager and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(j) or Section 4(m) hereof shall have occurred or shall exist, which event or condition is not described in the Preliminary Offering Memorandum, the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Preliminary Offering Memorandum and the Pricing Disclosure Package.

(e) Company Officer’s Certificate. The Initial Purchaser shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Initial Purchaser (i) confirming that such officers have carefully reviewed the Preliminary Offering Memorandum and the Pricing Disclosure Package and, to the knowledge of such officers, the representations set forth in Section 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Manager Officer’s Certificate. The Initial Purchaser shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Manager and one additional senior executive officer of the Manager who is satisfactory to the Initial Purchaser (i) confirming that the representations and warranties of the Manager in this Agreement are true and correct and that the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraph (d) above.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Initial Purchaser, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type customarily included in accountants’ “comfort letters” to Initial Purchaser with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Pricing Disclosure Package; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(h) Registration Rights Agreement. On or before the Closing Date the Company shall have duly authorized, executed and delivered the Registration Rights Agreement to the Initial Purchaser.

(i) Opinions of Counsel for the Company. At the request of the Company, (i) Venable LLP, Maryland counsel for the Company, shall have furnished to the Initial Purchaser their written opinion, dated the Closing Date, and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex A-1 hereto, (ii) Clifford Chance US LLP, special counsel for the Company, shall have furnished to the Initial Purchaser their written opinion (which written opinion shall include a 10b-5 opinion), dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex A-2 hereto, and (iii) Clifford Chance US LLP, counsel for the Company, shall have furnished to the Initial Purchaser their written tax opinion, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex A-3 hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Initial Purchaser. The Initial Purchaser shall have received on and as of the Closing Date an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Shares.

(l) Good Standing. The Initial Purchaser shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, the Manager and their respective subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on the Exchange, subject to official notice of issuance.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the persons and entities listed on Annex D hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

9. Indemnification and Contribution.

(a) Indemnification of the Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum (or any amendment or supplement thereto) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum (or any amendment or supplement thereto) or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by the Initial Purchaser consists of the following information in the Preliminary Offering Memorandum furnished on behalf of the Initial Purchaser: the third paragraph and the first two sentences of the tenth paragraph of text under the caption “Plan of Distribution.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, its affiliates, directors and officers and any control persons of the Initial Purchaser shall be designated in writing by the Initial Purchaser and any such separate firm for the Company, its directors and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchaser on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by the Initial Purchaser in connection therewith, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Initial Purchaser on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the offering of the Shares exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Initial Purchaser, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NASDAQ Stock Market or the Chicago Board Options Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchaser, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Preliminary Offering Memorandum and the Pricing Disclosure Package.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any Pricing Disclosure Package (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement and the Registration Rights Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Initial Purchaser may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Initial Purchaser in connection therewith); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Shares on the Exchange; and (x) all fees and expenses in connection with the registration of the Shares under the Exchange Act, if necessary. It is understood, however, that, except as otherwise provided in this Agreement, the Initial Purchaser will pay all fees and expenses of counsel for the Initial Purchaser.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company for any reason fails to tender the Shares for delivery to the Initial Purchaser or (iii) the Initial Purchaser declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Manager and the Initial Purchaser contained in this Agreement or made by or on behalf of the Company, the Manager or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchaser.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company or the Manager shall be given to it at Apollo Commercial Real Estate Finance, Inc. c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019, (fax: (212) 515-3251); Attention: John J. Suydam.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: Chief Financial Officer, Treasurer and Secretary

ACREFI Management, LLC

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: Chief Financial Officer, Treasurer and Secretary

Accepted: July 25, 2011

J.P. MORGAN SECURITIES LLC

By:	/s/ Ray Craig
Name: Ray Craig
Title: Executive Director

2

Schedule 1

Initial Purchaser	Number of Shares

J.P. Morgan Securities LLC	3,000,000

Total	3,000,000

Schedule 2

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

1.	ACREFI Operating, LLC

2.	ACREFI Lender, LLC

3.	ACREFI I TRS, Inc.

4.	ACREFI T-1, LLC

5.	ACREFI T-2, LLC

6.	ACREFI T-3, LLC

7.	ACREFI T-4, LLC

8.	ACREFI T-5, LLC

9.	ACREFI Mezzanine, LLC

10.	ACREFI Holdings J-II, LLC

11.	ACREFI Holdings W-1, LLC

12.	ACREFI Mortgage Lending, LLC

13.	ACREFI Holdings J-1, LLC

14.	ACREFI Cash Management, LLC

15.	ACREFI II TRS, Ltd.

Schedule 3

Purchase Price

1.	The initial offering price for the Shares is $16.66 per Share.

2.	With respect to Section 2(b) of the Agreement, the purchase price per Share to be paid by the Initial Purchaser shall be approximately $16.33 per Share, being an amount equal to the initial offering price set forth in paragraph 1 above minus approximately $0.33 per share and resulting in a total selling commission to the Initial Purchaser of $1,000,000.

Annex A-1

Form of Opinion of Venable LLP

Annex A-2

Form of Opinion of Clifford Chance US LLP

Annex A-3

Form of Tax Opinion of Clifford Chance US LLP

Annex B

None.

Annex C

Information

1.	The initial offering price per Share is $16.66.

2.	The number of Shares purchased by the Initial Purchaser is 3,000,000.

Annex D

PERSONS AND ENTITIES SUBJECT TO LOCK-UP AGREEMENTS

Exhibit A

FORM OF LOCK-UP AGREEMENT

July [    ], 2011

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Initial Purchaser, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), providing for the placement (the “Placement”) by you of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”; and such shares of Common Stock publicly offered by the Initial Purchaser, the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchaser’s agreement to purchase and make the Placement of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Initial Purchaser, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Placement (the “Offering Memorandum”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or such other securities or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Initial Purchaser, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers of shares of Common Stock to members, partners, stockholders or other equity holders of the undersigned, (C) transfers to family members or trusts for the benefit of the undersigned’s family members or (D) transfers of shares of Common Stock to the Company to pay any tax withholding obligations incurred by the undersigned in connection with the vesting of restricted shares of Common Stock issued pursuant to Company Stock Plans held by the undersigned; provided that in the case of any transfer pursuant to clause (A), (B) or (C), each donee or transferee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer pursuant to clause (A), (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Initial Purchaser is entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title: